Exhibit 99.1

Excerpt from April 2006 Newsletter

Enclosed please find a disbursement declared by the Lake Area Corn Processors, LLC Board of Managers on April 11, 2006. The disbursement is $0.10 per capital unit of ownership to members of record as of January 1, 2006. The total disbursement to all Lake Area Corn Processor, LLC members for this disbursement is $2,962,000.00. This is the 2nd disbursement paid in 2006 [previous disbursement was in February] with a total for 2006 of $5,924,000.00. Thank you for your trust and investment in Dakota Ethanol, LLC and Lake Area Corn Processors, LLC.